Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Fiscal Third Quarter 2022 Financial Results and Provides Business Update

$48.0 million in cash and cash equivalents as of June 30, 2022 to support ongoing programs through August 2023

International sites for Mino-Lok® Phase 3 trial engaged as recruitment accelerates

I/ONTAK Biologics License Application (BLA) on track for 2H 2022 submission

CRANFORD, N.J., August 11, 2022 -- Citius Pharmaceuticals, Inc. (“Citius” or the “Company”) (Nasdaq: CTXR), a late-stage biopharmaceutical company developing and commercializing first-in-class critical care products, today reported business and financial results for the third fiscal quarter of 2022 ended June 30, 2022.

Fiscal Q3 2022 Business Highlights and Subsequent Developments

-	Mino-Lok® Phase 3 trial recruitment approached pre-Covid-19 pace; international trial sites engaged to accelerate trial enrollment; Company reiterates 92 failure events required for trial completion;

-	Halo-Lido Phase 2b trial initiated; enrollment completion anticipated by end of 2022;

-	I/ONTAK (denileukin diftitox) topline results show no new safety signals and are consistent with prior formulation (ONTAK);

-	Pre-BLA meeting held with the FDA for I/ONTAK; biologics license application (BLA) remains on track for submission in the second half of 2022; and,

-	Announced intention to spinoff I/ONTAK into standalone oncology-focused publicly traded company.

Financial Highlights

-	Cash and cash equivalents of $48.0 million as of June 30, 2022;

-	R&D expenses were $4.9 million and $13.8 million for the three and nine months ended June 30, 2022, respectively, compared to $2.2 million and $9.9 million for the three and nine months ended June 30, 2021, respectively;

-	G&A expenses were $3.0 million and $9.0 million for the three and nine months ended June 30, 2022, respectively, compared to $3.4 million and $ 7.4 million for the three and nine months ended June 30, 2021, respectively;

-	Stock-based compensation expense was $1.0 million and $2.9 million for the three and nine months ended June 30, 2022, respectively, compared to $0.4 million and $1.0 million for the three and nine months ended June 30, 2021, respectively; and,

-	Net loss was $8.9 million and $25.6 million, or ($0.06) and ($0.18) per share for the three and nine months ended June 30, 2022, respectively, compared to a net loss of $7.3 million and $19.5 million, or ($0.05) and ($0.20) per share for the three and nine months ended June 30, 2021, respectively.

“Citius made solid progress during the quarter to advance our multiple programs. We expanded the Phase 3 Mino-Lok trial to include international sites with the intention of increasing and accelerating enrollment. Our efforts remain focused on driving patient recruitment, which we believe will hasten trial completion. Based on the current the pace of enrollment and the ramp up of our international sites, we expect to enroll the last patient, to complete the trial by the end of 2022, subsequently with the required number of events,” stated Leonard Mazur, Chairman and CEO of Citius.

“Our I/ONTAK program remains on track with an anticipated BLA submission later this year. Topline results for the Phase 3 trial of I/ONTAK were consistent with the prior FDA-approved formulation (ONTAK) and we believe there remains a significant unmet medical need in the market for CTCL patients. We recently completed a pre-BLA meeting with the U.S. Food and Drug Administration (FDA) and appreciate their continued guidance. Additionally, the Halo-Lido Phase 2b trial for the treatment of hemorrhoids was initiated during the quarter and we remain encouraged that we may complete enrollment in this trial by the end of the year,” added Mazur.

“Our balance sheet remains strong with $48 million in cash available and no debt, providing us with greater strategic and financing flexibility than many of our peers. We believe these funds are sufficient to allow us to execute our activities through August 2023. To support our value-creating clinical, regulatory and commercial efforts, and to further unlock the value of I/ONTAK and Citius, we announced our intent to explore a tax-free non-dilutive spin-off to create a separate publicly traded oncology company. We believe this remains a viable option, notwithstanding recent market volatility, and will continue to monitor market conditions as we proceed. In addition to a potential spin-off, there are multiple other non-dilutive options available to Citius including out-licensing agreements, asset sales or other strategic arrangements, as well as non-equity financing. Consequently, we remain encouraged in the progress of our pipeline and confident in our ability to advance each of our key programs,” concluded Mazur.

THIRD QUARTER ENDED JUNE 30, 2022 Financial Results:

Liquidity

As of June 30, 2022, the Company had $48.0 million in cash and cash equivalents, no debt, and 146,129,630 common shares issued and outstanding.

The Company estimates that its available cash resources will be sufficient to fund its operations through August 2023.

Research and Development (R&D) Expenses

R&D expenses were $4.9 million and $13.8 million for the three and nine months ended June 30, 2022, respectively, compared to $2.2 million and $9.9 million for the comparable periods ended June 30, 2021. The increase during the quarter is primarily due to additional R&D expenses related to the expansion of the Mino-Lok® trial to include sites outside the United States, start-up costs associated with the Halo-Lido Phase 2b trial which enrolled its first patient in April, 2022, and R&D expenses related to I/ONTAK for which a BLA submission to the FDA is being prepared.

During the nine months ended June 30, 2022, ARDS-related R&D expenses decreased by $4.7 million compared to $5.3 million during the prior year period. R&D expense for the nine months ended June 30, 2021 reflected a $5.0 million license fee paid to Novellus.

We expect that research and development expenses will increase in fiscal 2022 as we continue to focus on our Phase 3 trials for Mino-Lok® and I/ONTAK, progress the Halo-Lido product candidate, and continue our research and development efforts related to ARDS and Mino-Wrap.

General and Administrative (G&A) Expenses

G&A expenses were $3.1 million and $9.0 million for the three and nine months ended June 30, 2022, respectively, compared to $3.4 million and $7.4 million for the comparable periods ended June 30, 2021. The decrease during the quarter is primarily due to reduced costs for performance bonuses. The primary reasons for the increase over the nine-month period were additional compensation costs for new employees, increased investor relations costs and additional insurance expense. General and administrative expenses consist primarily of compensation costs, professional fees for legal, regulatory, accounting, and corporate development services, and investor relations expenses.

Stock-based Compensation Expense

For the fiscal quarter ended June 30, 2022, stock-based compensation expense was $1.0 million as compared to $0.4 million for the prior year period. For the nine months ended June 30, 2022, stock-based compensation expense was $2.9 million as compared to $1.0 million for the nine months ended June 30, 2021. The increase primarily reflects expenses related to new grants made by Citius to employees (including new hires), directors and consultants.

Net loss

Net loss was $8.9 million, or ($0.06) per share for the three months ended June 30, 2022, compared to a net loss of $5.8 million, or ($0.05) per share for the three months ended June 30, 2021.

Net loss was $25.6 million, or ($0.18) per share for the nine months ended June 30, 2022, compared to a net loss of $18.1 million, or ($0.20) for the nine months ended June 30, 2021.

The increase in net loss is primarily due to an increase in research and development expenses, general and administrative expenses and stock-based compensation.

About Citius Pharmaceuticals, Inc.

Citius is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products, with a focus on oncology, anti-infectives in adjunct cancer care, unique prescription products, and stem cell therapies. The Company has two late-stage product candidates, Mino-Lok®, an antibiotic lock solution for the treatment of patients with catheter-related bloodstream infections (CRBSIs), which is currently enrolling patients in a Phase 3 Pivotal superiority trial, and I/ONTAK (E7777), a novel IL-2R immunotherapy for an initial indication in cutaneous T-cell lymphoma (CTCL), for which a BLA submission is being prepared for the second half of 2022.  Mino-Lok® was granted Fast Track designation by the U.S. Food and Drug Administration (FDA). I/ONTAK has received orphan drug designation by the FDA for the treatment of CTCL and peripheral T-cell lymphoma (PTCL). For more information, please visit www.citiuspharma.com.

Safe Harbor

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “believe,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our ability to successfully undertake and complete clinical trials and the results from those trials for our product candidates; our decision whether to proceed with the planned spinoff, if at all, our ability to successfully complete the planned spinoff if undertaken, and the benefits achieved by the planned spinoff; our need for substantial additional funds; our ability to commercialize our products if approved by the FDA; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; risks relating to the results of research and development activities, including those from existing and new pipeline assets; uncertainties relating to preclinical and clinical testing; the early stage of products under development; our ability to attract, integrate, and retain key personnel; our dependence on third-party suppliers; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; our ability to procure cGMP commercial-scale supply; government regulation; competition; as well as other risks described in our SEC filings. These risks have been and may be further impacted by Covid-19. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2021, filed with the SEC on December 15, 2021 and updated by our subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Relations for Citius Pharmaceuticals:

Ilanit Allen

Vice President, Corporate Communications and Investor Relations

T: 908-967-6677 x113

E: ir@citiuspharma.com

-- Financial Tables Follow –

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	September 30,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$48,044,194	$70,072,946
Prepaid expenses	2,790,319	2,741,404
Total Current Assets	50,834,513	72,814,350

Property and equipment, net	4,831	7,023

Operating lease right-of-use asset, net	691,593	822,828

Other Assets:
Deposits	38,062	38,062
In-process research and development	59,400,000	59,400,000
Goodwill	9,346,796	9,346,796
Total Other Assets	68,784,858	68,784,858

Total Assets	$120,315,795	$142,429,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,690,520	$1,277,095
Accrued expenses	1,301,199	621,960
Accrued compensation	1,277,501	1,906,000
Operating lease liability	191,902	177,237
Total Current Liabilities	4,461,122	3,982,292

Deferred tax liability	4,985,800	4,985,800
Operating lease liability – noncurrent	532,883	678,234
Total Liabilities	9,979,805	9,646,326

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock – $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock – $0.001 par value; 400,000,000 shares authorized; 146,129,630 and 145,979,429 shares issued and outstanding at June 30, 2022 and September 30, 2021, respectively	146,129	145,979
Additional paid-in capital	231,287,208	228,084,195
Accumulated deficit	(121,697,727)	(96,047,821)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	109,735,610	132,182,353
Non-controlling interest	600,380	600,380
Total Equity	110,335,990	132,782,733

Total Liabilities and Equity	$120,315,795	$142,429,059

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2022 AND 2021

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Revenues	$—	$—	$—	$—

Operating Expenses
Research and development	4,888,192	2,203,748	13,798,251	9,946,268
General and administrative	3,024,783	3,407,088	9,038,949	7,389,269
Stock-based compensation – general and administrative	1,003,677	373,570	2,929,279	993,114
Total Operating Expenses	8,916,652	5,984,406	25,766,479	18,328,651

Operating Loss	(8,916,652)	(5,984,406)	(25,766,479)	(18,328,651)

Other Income (Expense)
Interest income	53,020	103,413	116,573	186,224
Other income	—	59,917	—	59,917
Interest expense	—	(2,932)	—	(10,839)
Total Other Income, Net	53,020	160,398	116,573	235,302

Net Loss	(8,863,632)	(5,824,008)	(25,649,906)	(18,093,349)
Deemed dividend on warrant extension	—	1,450,876	—	1,450,876

Net Loss Applicable to Common Stockholders	$(8,863,632)	$(7,274,884)	$(25,649,906)	$(19,544,225)

Net Loss Per Share Applicable to Common Stockholders - Basic and Diluted	$(0.06)	$(0.05)	$(0.18)	$(0.20)

Weighted Average Common Shares Outstanding
Basic and diluted	146,129,630	137,151,269	146,061,108	96,002,039

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JUNE 30, 2022 AND 2021

(Unaudited)

	2022	2021
Cash Flows From Operating Activities:
Net loss	$(25,649,906)	$(18,093,349)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,929,279	993,114
Issuance of common stock for services	273,884	68,000
Amortization of operating lease right-of-use asset	131,235	121,339
Depreciation	2,192	761
Changes in operating assets and liabilities:
Prepaid expenses	(48,915)	(1,149,158)
Deposits	—	19,031
Accounts payable	413,425	(501,571)
Accrued expenses	679,239	202,696
Accrued compensation	(628,499)	(115,106)
Accrued interest	—	(87,996)
Operating lease liability	(130,686)	(117,145)
Net Cash Used In Operating Activities	(22,028,752)	(18,659,384)

Cash Flows From Investing Activities:
Purchase of property and equipment	—	(6,938)
Net Cash Used In Investing Activities	—	(6,938)

Cash Flows From Financing Activities:
Principal paid on notes payable – related parties	—	(172,970)
Proceeds from sale of NoveCite, Inc. common stock	—	500
Net proceeds from private placement	—	18,450,410
Net proceeds from registered direct offering	—	70,979,842
Net proceeds from common stock warrant exercises	—	31,130,134
Net proceeds from common stock option exercises	—	82,634
Net Cash Provided By Financing Activities	—	120,470,550

Net Change in Cash and Cash Equivalents	(22,028,752)	101,804,228
Cash and Cash Equivalents - Beginning of Period	70,072,946	13,859,748
Cash and Cash Equivalents - End of Period	$48,044,194	$115,663,976